UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2021

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,
Hampton, New Jersey 08827

(Address of principal executive offices) (Zip Code)

(908) 200-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	CLDX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officer

On January 1, 2021, Celldex Therapeutics, Inc. (the “Company” or “Celldex”) promoted Freddy Jimenez, Esq., age 52, to the newly created position of Senior Vice President and General Counsel. Mr. Jimenez served as Vice President, Law and Compliance from February 2016 to December 2020. Prior to Celldex, he served from 1999 to 2016 in roles of increasing responsibility at Johnson & Johnson including Assistant General Counsel, Senior Counsel and General Attorney. He also served from 1997 to 1999 as an Associate in the Food and Drug Practice at the law firm of Akin Gump Strauss Hauer & Feld LLP. He also held roles at Johnson & Johnson from 1991 to 1997 including FDA Liaison for the R.W. Johnson Pharmaceutical Research Institute (a Johnson & Johnson Company) and varying roles of increasing seniority in regulatory affairs and clinical research.

He received his B.A. in Biology and Certificate in the Legal Studies Program from Brandeis University and his legal training and JD from the Rutgers School of Law – Newark.

Concurrent with Mr. Jimenez’s promotion, Mr. Jimenez and the Company entered into an employment agreement dated as of January 1, 2021 (the “Employment Agreement”). The Employment Agreement provides, among other things, for: (i) an initial term through December 31, 2021 (the “Initial Term”), subject to automatic renewal for successive one year terms unless either party provides ninety (90) days prior written notice of its intent not to renew; (ii) an annual base salary of $378,000; (iii) eligibility for an annual bonus having a target of 35% of his then base salary; (iv) in the event that his employment is terminated without “cause” or he resigns “for good reason” (each as defined in the Employment Agreement), or his employment is terminated at the end of the Initial Term or a Renewal Term as the result of the Company providing notice of non-renewal: (x) a lump sum cash severance payment equal to 100% of the Executive’s then existing annual base salary (not including bonus) and (y) in the event he timely elects to continue his health insurance employee benefits pursuant to COBRA, monthly payments equal to the applicable COBRA costs for a period of eighteen months (the “Supplemental Payments”) and (v) in the event of termination without “cause” or resignation “for good reason” by the Executive within one year immediately following a Change in Control (as defined in the Employment Agreement): (x) accelerated vesting of any unvested Equity Awards (as defined in the Employment Agreement), (y) a lump sum cash payment equal to twenty-four (24) times Executive’s highest monthly base compensation (not including bonus) during the twenty-four month period prior to the date of termination, plus 150% of the highest annual discretionary bonus received by the Executive during the two full fiscal years prior to the date of termination and (z) the Supplemental Payments.

Mr. Jimenez has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The foregoing description of the Employment Agreement is intended to be a summary and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On January 4, 2021, the Company issued a press release announcing the appointment of Freddy Jimenez, Esq. A copy of the press release is furnished as Exhibit 99.1 hereto. In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated as of January 1, 2021, by and between Freddy Jimenez and Celldex Therapeutics., Inc.
99.1	Press Release dated January 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: January 4, 2021	By:	/s/ Sam Martin
Sam Martin
Title: Senior Vice President and Chief Financial Officer